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                                                                   Exhibit 10.23

                                   TOO, INC.

                          SECOND AMENDED AND RESTATED
               1999 STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
   (Amended by the Board of Directors on May 10, 2000 and February 15, 2001)

                                   ARTICLE 1

                           Establishment and Purpose

     Section 1.1. Establishment and Effective Date. Too, Inc., a Delaware corporation (the "Company"), hereby establishes a stock incentive plan to be known as the "Too, Inc. 1999 Stock Option and Performance Incentive Plan" (the "Plan"). The Plan shall become effective on the date The Limited, Inc. distributes (the "Distribution") to its shareholders the Company's common stock, par value $.01 per share (the "Common Stock").

     Section 1.2. Purpose. The Company desires to attract and retain the best available executive and key management associates for itself and its subsidiaries and to encourage the highest level of performance by such associates in order to serve the best interests of the Company and its shareholders. The Plan is expected to contribute to the attainment of these objectives by offering eligible associates the opportunity to acquire stock ownership interests in the Company, and other rights with respect to stock of the Company, and to thereby provide them with incentives to put forth maximum efforts for the success of the Company and its subsidiaries.

                                   ARTICLE 2

                                    Awards

     Section 2.1. Form of Awards. Awards under the Plan may be granted in any one or all of the following forms: (i) incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) nonstatutory stock options ("Nonstatutory Stock Options") (unless otherwise indicated, references in the Plan to "Options" shall include both Incentive Stock Options and Nonstatutory Stock Options);
(iii) stock appreciation rights ("Stock Appreciation Rights"), as described in
Article 7, which may be awarded either in tandem with Options ("Tandem Stock Appreciation Rights") or on a stand-alone basis ("Nontandem Stock Appreciation Rights"); (iv) shares of Common Stock which are restricted as provided in
Article II ("Restricted Shares"); (v) units representing shares of Common Stock, as described in Article 12 ("Performance Shares"); (vi) units which do not represent shares of Common Stock but which may be paid in the form of Common Stock, as described in Article 13 ("Performance Units"); (vii) shares of unrestricted Common Stock ("Unrestricted Shares"); and (viii) tax offset payments ("Tax Offset Payments"), as described in Article 15.

     Section 2.2. Maximum Shares Available. The maximum aggregate number of shares of Common Stock available for award under the Plan is 5,150,000 subject to adjustment pursuant to Article 16. In addition, Tax Offset Payments which may be awarded under the Plan will not exceed the number of shares available for issuance under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that prior to the end of the period during which Options may be granted under the Plan, any Option or any Nontandem Stock Appreciation Right under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a Stock Appreciation Right) without being exercised in whole or in part for any reason, or any Restricted Shares, Performance Shares or Performance Units are forfeited, or if such awards are settled in cash in lieu of shares of Common Stock, then such shares or units may, at the discretion of the Committee (as defined below) to the extent permissible under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Act") be made available for subsequent awards under the Plan, upon such terms as the Committee may determine.
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     Section 2.3.  Return of Prior Awards.  As a condition to any subsequent award, the Committee shall have the right, at its discretion, to require associates to return to the Company awards previously granted under this Plan. Subject to the provisions of this Plan, such new award shall be upon such terms and conditions as are specified by the Committee at the time the new award is granted to the extent permitted by Rule 16b-3 under the Act.

                                   ARTICLE 3

                                Administration

     Section 3.1. Committee. The Plan shall be administered by a Committee (the "Committee") appointed by the Board and consisting of not less than two (2) members of the Board. Each member of the Committee shall be an "outside director" (within the meaning of Section 162(m) of the Code) and a "non-employee director" (within the meaning of Rule 16b-3(b)(3)(i) under the Act).

     Section 3.2. Powers of Committee. Subject to the express provisions of the Plan, the Committee shall have the power and authority (i) to grant Options and to determine the purchase price of the Common Stock covered by each Option, the term of each Option, the number of shares of Common Stock to be covered by each Option and any performance objectives or vesting standards applicable to each Option; (ii) to designate Options as Incentive Stock Options or Nonstatutory Stock Options and to determine which Options, if any, shall be accompanied by Tandem Stock Appreciation Rights; (iii) to grant Tandem Stock Appreciation Rights and Nontandem Stock Appreciation Rights and to determine the terms and conditions of such rights; (iv) to grant Restricted Shares and to determine the term of the restricted period and other conditions and restrictions applicable to such shares; (v) to grant Performance Shares and Performance Units and to determine the performance objectives, performance periods and other conditions applicable to such shares or units; (vi) to grant Unrestricted Shares; (vii) to determine the amount of, and to make, Tax Offset Payments; and (viii) to determine the associates to whom, and the time or times at which, Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units and Unrestricted Shares shall be granted.

     Section 3.3. Delegation. The Committee may delegate to one or more of its members or to any other person or persons such ministerial duties as it may deem advisable; provided, however, that the Committee may not delegate any of its responsibilities hereunder if such delegation will cause (i) transactions under the Plan to fail to comply with Section 16 of the Act or (ii) the Committee to fail to qualify as "outside directors" under Section 162(m) of the Code. The Committee may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled to rely upon the advice, opinions or valuations of any such advisors.

     Section 3.4. Interpretations. The Committee shall have sole discretionary authority to interpret the terms of the Plan, to adopt and revise rules, regulations and policies to administer the Plan and to make any other factual determinations which it believes to be necessary or advisable for the administration of the Plan. All actions taken and interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all associates who have received awards under the Plan and all other interested persons.

     Section 3.5. Liability; Indemnification. No member of the Committee, nor any person to whom duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or awards made thereunder, and each member of the Committee shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company's Certificate of Incorporation and Bylaws, as amended from time to time.
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                                   ARTICLE 4

                                  Eligibility

     Awards shall be limited to executive and key management associates who are regular, full-time associates of the Company and its present and future subsidiaries. In determining the associates to whom awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the nature of the services rendered by such associates, their present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee in its sole discretion shall deem relevant. As used in this Plan, the term "subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" set forth in Section 424(f) of the Code, or any successor provision hereafter enacted. No associate may be granted in any calendar year awards covering more than 1,100,000 shares of Common Stock.

                                   ARTICLE 5

                                 Stock Options

     Section 5.1. Grant of Options. Options may be granted under this Plan for the purchase of shares of Common Stock. Options shall be granted in such form and upon such terms and conditions, including the satisfaction of corporate or individual performance objectives and other vesting standards, as the Committee shall from time to time determine.

     Section 5.2. Option Price. The option price of each Option to purchase Common Stock shall be determined by the Committee at the time of the grant, but shall not be less than 100 percent of the fair market value of the Common Stock subject to such Option at the time of grant. The option price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Right granted with respect to such Option. The exercise price of an option previously granted under the Plan shall not thereafter be reduced other than pursuant to the provisions of Article 17 or Article 18.

     Section 5.3. Term of Options. The term of each Option granted under the Plan shall not exceed ten (10) years from the date of grant, subject to earlier termination as provided in Articles 9 and 10, except as otherwise provided in
Section 6.1 with respect to ten (10) percent shareholders of the Company.

     Section 5.4. Exercise of Options. An Option may be exercised, in whole or in part, at such time or times as the Committee shall determine. The Committee may, in its discretion, accelerate the exercisability of any Option at any time. Options may be exercised by an associate by giving written notice to the Committee stating the number of shares of Common Stock with respect to which the Option is being exercised and tendering payment therefor. Payment for the Common Stock issuable upon exercise of the Option shall be made in full in cash or by certified check or, if the Committee, in its sole discretion, permits, in shares of Common Stock (valued at fair market value on the date of exercise). As soon as reasonably practicable following such exercise, a certificate representing the shares of Common Stock purchased, registered in the name of the associate, shall be delivered to the associate.

     Section 5.5. Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of an Option, the related Tandem Stock Appreciation Rights shall be canceled with respect to an equal number of shares of Common Stock.

                                   ARTICLE 6

              Special Rules Applicable to Incentive Stock Options

     Section 6.1. Ten Percent Stockholder. Notwithstanding any other provision of this Plan to the contrary, no associate may receive an Incentive Stock Option under the Plan if such associate, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten (10) percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless (i) the option price for such Incentive Stock Option is at
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least 110 percent of the fair market value of the Common Stock subject to such
Incentive Stock Option on the date of grant and (ii) such Option is not exercisable after the date five (5) years from the date such Incentive Stock Option is granted.

     Section 6.2. Limitation on Grants. The aggregate fair market value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an associate during any calendar year (under this Plan or any other plan of the Company or a subsidiary) shall not exceed $100,000.

     Section 6.3. Limitations on Time of Grant. No grant of an Incentive Stock Option shall be made under this Plan more than ten (10) years after the earlier of the date of adoption of the Plan by the Board or the date the Plan is approved by shareholders.

                                   ARTICLE 7

                           Stock Appreciation Rights

     Section 7.1. Grants of Stock Appreciation Rights. Tandem Stock Appreciation Rights may be awarded by the Committee in connection with any Option granted under the Plan, either at the time the Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Option. Nontandem Stock Appreciation Rights may also be granted by the Committee at any time. At the time of grant of a Nontandem Stock Appreciation Right, the Committee shall specify the number of shares of Common Stock covered by such right and the base price of shares of Common Stock to be used in connection with the calculation described in Section 7.04 below. The base price of a Nontandem Stock Appreciation Right shall be not less than 100 percent of the fair market value of a share of Common Stock on the date of grant. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of this Plan as the Committee shall determine.

     Section 7.2. Limitations on Exercise. A Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the related Option). Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Option shall be canceled with respect to an equal number of shares of Common Stock. Shares of Common Stock subject to Options, or portions thereof, surrendered upon exercise of a Tandem Stock Appreciation Right, shall not be available for subsequent awards under the Plan. A Nontandem Stock Appreciation Right shall be exercisable during such period as the Committee shall determine.

     Section 7.3. Surrender or Exchange of Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall entitle the associate to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one (1) share of Common Stock as of the date the Tandem Stock Appreciation Right is exercised over (ii) the option price per share specified in such Option, multiplied by (B) the number of shares of Common Stock subject to the Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

     Section 7.4. Exercise of Nontandem Stock Appreciation Rights. The exercise of a Nontandem Stock Appreciation Right shall entitle the associate to receive from the Company that number of shares of Common Stock having an aggregate fair market value equal to (A) the excess of (i) the fair market value of one (1) share of Common Stock as of the date on which the Nontandem Stock Appreciation Right is exercised over (ii) the base price of the shares covered by the Nontandem Stock Appreciation Right, multiplied by (B) the number of shares of Common Stock covered by the Nontandem Stock Appreciation Right, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

     Section 7.5. Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of a Stock Appreciation Right, the Company shall (i) issue, in the name of the associate, stock certificates representing the total number of full shares of Common Stock to which the associate is entitled pursuant to Section 7.03 or 7.04 hereof, and cash in an amount equal to the fair market value, as of the date of exercise, of any resulting fractional shares, and (ii) if the Committee causes the
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Company to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Right in cash pursuant to Section 7.06, deliver to the associate an amount in cash equal to the fair market value, as of the date of exercise, of the shares of Common Stock it would otherwise be obligated to deliver.

     Section 7.6. Cash Settlement. The Committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash in lieu of all or part of the shares of Common Stock it would otherwise be obligated to deliver in an amount equal to the fair market value of such shares on the date of exercise.

                                   ARTICLE 8

          Nontransferability of Options and Stock Appreciation Rights

     No Option or Stock Appreciation Right may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent and distribution, and no Option or Stock Appreciation Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option or a Stock Appreciation Right not specifically permitted herein shall be null and void and without effect. An Option or Stock Appreciation Right may be exercised by an associate only during his or her lifetime, or following his or her death pursuant to Article 10.

                                   ARTICLE 9

                           Termination of Employment

     Section 9.1. Exercise after Termination of Employment. Except as the Committee may at any time provide, in the event that the employment of an associate to whom an Option or Stock Appreciation Right has been granted under the Plan shall be terminated (for reasons other than death or total disability), such Option or Stock Appreciation Right may be exercised (to the extent that the associate was entitled to do so at the termination of his employment) at any time within three (3) months after such termination of employment.

     Section 9.2. Total Disability. In the event that an associate to whom an Option or Stock Appreciation Right has been granted under the Plan shall become totally disabled, except as the Committee may at anytime provide, such Option or Stock Appreciation Right may be exercised at any time during the first nine (9) months that the associate receives benefits under the Company's Long-Term Disability Plan (the "Disability Plan"). For purposes hereof, "total disability" shall have the definition set forth in the Disability Plan, which definition is hereby incorporated by reference.

                                  ARTICLE 10

                              Death of Associate

     If an associate to whom an Option or Stock Appreciation Right has been granted under the Plan shall die while employed by the Company or one of its subsidiaries or within three (3) months after the termination of such employment, except as the Committee may at anytime provide, such Option or Stock Appreciation Right may be exercised to the extent that the associate was entitled to do so at the time of his or her death, by the associate's estate or by the person who acquires the right to exercise such Option or Stock Appreciation Right upon his or her death by bequest or inheritance. Such exercise may occur at any time within one (1) year after the date of the associate's death or such other period as the Committee may at anytime provide, but in no case later than the date on which the Option or Stock Appreciation Right terminates.
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                                  ARTICLE 11

                               Restricted Shares

     Section 11.1. Grant of Restricted Shares. The Committee may from time to time cause the Company to grant Restricted Shares under the Plan to associates, subject to such restrictions, conditions and other terms as the Committee may determine.

     Section 11.2. Restrictions. At the time a grant of Restricted Shares is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such Restricted Shares. Each grant of Restricted Shares may be subject to a different Restricted Period. The Committee may, in its sole discretion, at the time a grant is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which shall be applicable to all or any portion of the Restricted Shares. Except with respect to grants of Restricted Shares intended to qualify as performance based compensation for purposes of Section 162(m) of the Code, the Committee may also, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of such Restricted Shares. None of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Restricted Shares.

     Section 11.3. Restricted Stock Certificates. If the Committee deems it necessary or appropriate, the Company may issue, in the name of each associate to whom Restricted Shares have been granted, stock certificates representing the total number of Restricted Shares granted to the associate, provided that such certificates bear an appropriate legend or other restriction on transfer. The Secretary of the Company shall hold such certificates, properly endorsed for transfer, for the associate's benefit until such time as the Restricted Shares are forfeited to the Company, or the restrictions lapse.

     Section 11.4. Rights of Holders of Restricted Shares. Except as determined by the Committee either at the time Restricted Shares are awarded or any time thereafter prior to the lapse of the restrictions, holders of Restricted Shares shall not have the right to vote such shares or the right to receive any dividends with respect to such shares. All distributions, if any, received by an associate with respect to Restricted Shares as a result of any stock split-up, stock distribution, a combination of shares, or other similar transaction shall be subject to the restrictions of this Article 11.

     Section 11.5. Forfeiture. Except as the Committee may at any time provide, any Restricted Shares granted to an associate pursuant to the Plan shall be forfeited if the associate terminates employment with the Company or its subsidiaries prior to the expiration or termination of the Restricted Period and the satisfaction of any other conditions applicable to such Restricted Shares. Upon such forfeiture, the Secretary of the Company shall either cancel or retain in its treasury the Restricted Shares that are forfeited to the Company.

     Section 11.6. Delivery of Restricted Shares. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the associate or the associate's beneficiary or estate, as the case may be.

     Section 11.7. Performance-based Objectives. At the time of the grant of Restricted Shares to an associate, and prior to the beginning of the performance period to which performance objectives relate, the Committee may establish performance objectives based on any one or more of the following: price of Company Common Stock or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, sales productivity, comparable store sales growth, economic profit, economic value added, net income, operating income, gross margin, sales, free cash flow, earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which, and a maximum performance standard above which, no payments will be made. These performance goals may be based on an analysis of historical performance and growth expectations for the business, financial results of other comparable businesses, and progress towards achieving the long-range strategic plan for the business. These performance goals and determination of results shall be
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based entirely on financial measures. The Committee may not use any discretion to modify award results except as permitted under Section 162(m) of the Code.

                                  ARTICLE 12

                              Performance Shares

     Section 12.1. Award of Performance Shares. For each Performance Period (as defined in Section 12.2), Performance Shares may be granted under the Plan to such associates of the Company and its subsidiaries as the Committee shall determine. Each Performance Share shall be deemed to be equivalent to one (1) share of Common Stock. Performance Shares granted to an associate shall be credited to an account (a "Performance Share Account") established and maintained for such associate.

     Section 12.2. Performance Period. "Performance Period" shall mean such period of time as shall be determined by the Committee in its sole discretion. Different Performance Periods may be established for different associates receiving Performance Shares. Performance Periods may run consecutively or concurrently.

     Section 12.3. Right to Payment of Performance Shares. With respect to each award of Performance Shares under this Plan, the Committee shall specify performance objectives (the "Performance Objectives") which must be satisfied in order for the associate to vest in the Performance Shares which have been awarded to him or her for the Performance Period. If the Performance Objectives established for an associate for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Shares have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, full vested Performance Shares to the associate. The Committee may also determine, in its sole discretion, that Performance Shares awarded to an associate shall become partially or fully vested upon the associate's death, total disability (as defined in Article 9) or retirement, or upon the termination of the associate's employment prior to the end of the Performance Period.

     Section 12.4. Payment for Performance Shares. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 12.3). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Shares shall be granted to the associate pursuant to Section 12.3. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine at the time of grant, the Company shall pay to the associate an amount with respect to each vested Performance Share equal to the fair market value of a share of Common Stock on such payment date or, if the Committee shall so specify at the time of grant, an amount equal to (i) the fair market value of a share of Common Stock on the payment date less (ii) the fair market value of a share of Common Stock on the date of grant of the Performance Share. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine.

     Section 12.5. Voting and Dividend Rights. Except as the Committee may otherwise provide, no associate shall be entitled to any voting rights, to receive any dividends, or to have his or her Performance Share Account credited or increased as a result of any dividends or other distribution with respect to Common Stock. Notwithstanding the foregoing, within sixty (60) days from the date of payment of a dividend by the Company on its shares of Common Stock, the Committee, in its discretion, may credit an associate's Performance Share Account with additional Performance Shares having an aggregate fair market value equal to the dividend per share paid on the Common Stock multiplied by the number of Performance Shares credited to his or her account at the time the dividend was declared.

                                  ARTICLE 13

                               Performance Units

     Section 13.1. Award of Performance Units. For each Performance Period (as defined in Section 12.2), Performance Units may be granted under the Plan to such associates of the Company and its subsidiaries as the Committee shall determine. The award agreement covering such Performance Units shall specify a value for each Performance Unit or shall set forth a formula for determining the value of each Performance Unit at the time of payment (the "Ending Value"). If necessary to make the calculation of the amount to be paid to the Associate pursuant to Section 13.3, the Committee shall also state in the award agreement the initial value of each Performance Unit (the "Initial Value"). Performance Units granted to an associate shall be credited to an account (a "Performance Unit Account") established and maintained for such associate.

     Section 13.2. Right to Payment of Performance Units. With respect to each award of Performance Units under this Plan, the Committee shall specify Performance Objectives which must be satisfied in order for the associate to vest in the Performance Units which have been awarded to him or her for the Performance Period. If the Performance Objectives established for an associate for the Performance Period are partially but not fully met, the Committee may, nonetheless, in its sole discretion, determine that all or a portion of the Performance Units have vested. If the Performance Objectives for a Performance Period are exceeded, the Committee may, in its sole discretion, grant additional, fully vested Performance Units to the associate. The Committee may also determine, in its sole discretion, that Performance Units awarded to an associate shall become partially or fully vested upon the associate's death, total disability (as defined in Article 9) or retirement, or upon the termination of employment of the associate by the Company.

     Section 13.3. Payment for Performance Units. As soon as practicable following the end of a Performance Period, the Committee shall determine whether the Performance Objectives for the Performance Period have been achieved (or partially achieved to the extent necessary to permit partial vesting at the discretion of the Committee pursuant to Section 13.2). If the Performance Objectives for the Performance Period have been exceeded, the Committee shall determine whether additional Performance Units shall be granted to the associate pursuant to Section 13.2. As soon as reasonably practicable after such determinations, or at such later date as the Committee shall determine, the Company shall pay to the associate an amount with respect to each vested Performance Unit equal to the Ending Value of the Performance Unit or, if the Committee shall so specify at the time of grant, an amount equal to (i) the Ending Value of the Performance Unit less (ii) the Initial Value of the Performance Unit. Payment shall be made entirely in cash, entirely in Common Stock (including Restricted Shares) or in such combination of cash and Common Stock as the Committee shall determine.

                                  ARTICLE 14

                              Unrestricted Shares

     Section 14.1. Award of Unrestricted Shares. The Committee may cause the Company to grant Unrestricted Shares to associates at such time or times, in such amounts and for such reasons as the Committee, in its sole discretion, shall determine. No payment shall be required for Unrestricted Shares.

     Section 14.2. Delivery of Unrestricted Shares. The Company shall issue, in the name of each associate to whom Unrestricted Shares have been granted, stock certificates representing the total number of Unrestricted Shares granted to the associate, and shall deliver such certificates to the associate as soon as reasonably practicable after the date of grant or on such later date as the Committee shall determine at the time of grant.

                                  ARTICLE 15

                              Tax Offset Payments

     The Committee shall have the authority at the time of any award under this Plan or anytime thereafter to make Tax Offset Payments to assist associates in paying income taxes incurred as a result of their participation in this Plan. The Tax Offset Payments shall be determined by multiplying a percentage established by the Committee by all or a portion (as the Committee shall determine) of the taxable income recognized by an associate upon (i) the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right, (ii) the disposition of shares received upon exercise of an Incentive Stock Option, (iii) the lapse of restrictions on Restricted Shares, (iv) the award of Unrestricted Shares, or (v) payments for Performance Shares or Performance Units. The percentage shall be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interests of the Company to assist associates in paying income taxes incurred as a result of the events described in the preceding sentence. Tax Offset Payments shall be subject to the restrictions on transferability applicable to Options and Stock Appreciation Rights under Article 8.

                                  ARTICLE 16

                              Changes in Control

  Upon the occurrence of a Change in Control (as defined below), the following shall occur:

  (1) Options. At the date of such Change in Control, all outstanding and unvested stock options granted under the Plan shall immediately and fully vest and become exercisable.

  (2) Stock Appreciation Rights. At the date of such Change in Control, all outstanding and unvested Stock Appreciation Rights granted under the Plan shall immediately vest and become exercisable.

  (3) Restricted Shares. At the date of such Change in Control, Restricted Shares granted under the Plan shall be deemed to be fully vested and the Restricted Period shall be deemed to expire.

  (4) Performance Shares and Performance Units. At the date of such Change in Control, Performance Shares and Performance Units granted under the Plan shall be deemed to be fully vested and payable.

     "Change in Control" means the occurrence of any of the following:

  (1) Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities (a "25% Shareholder") provided however, that the term 25% Shareholder shall not include any Person if such Person would not otherwise be a 25% Shareholder but for a reduction in the number of outstanding voting shares resulting from a stock repurchase program or other similar plan of the Company or from a self-tender offer of the Company, which plan or tender offer commenced on or after the date hereof, provided, however, that the term "25% Shareholder" shall include such Person from and after the first date upon which (A) such Person, since the date of the commencement of such plan or tender offer, shall have acquired Beneficial Ownership of, in the aggregate, a number of voting shares of the Company equal to 1% or more of the voting shares of the Company then outstanding, and (B) such Person, together with all affiliates and associates of such Person, shall Beneficially Own 25% or more of the voting shares of the Company then outstanding. In calculating the percentage of the outstanding voting shares that are Beneficially Owned by a Person for purposes of this subsection (1), voting Shares that are Beneficially Owned by such Person shall be deemed outstanding, and voting shares that are not Beneficially Owned by such Person and that are subject to issuance upon the exercise or conversion of outstanding conversion rights, exchange rights, rights, warrants or options shall not be deemed outstanding. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person that would otherwise be a 25%

Shareholder pursuant to the foregoing provisions of this subsection (1) has become such inadvertently, and such Person (a) promptly notifies the Board of Directors of such status and (b)as promptly as practicable thereafter, either divests of a sufficient number of voting shares so that such Person would no longer be a 25% Shareholder, or causes any other circumstance, such as the existence of an agreement respecting voting shares, to be eliminated such that such Person would no longer be a 25% Shareholder as defined pursuant to this subsection (1), then such Person shall not be deemed to be a 25% Shareholder for any purposes of this Plan. Any determination made by the Board of Directors of the Company as to whether any Person is or is not a 25% Shareholder shall be conclusive and binding; or

  (2) A change in composition of the Board of Directors of the Corporation occurring any time during a consecutive two-year period as a result of which fewer than a majority of the Board of Directors are Continuing Directors (for purposes of this section, the term "Continuing Director" means a director who was either (A) first elected or appointed as a Director prior to May 10, 2000; or (B) subsequently elected or appointed as a director if such director was nominated or appointed by at least a majority of the then Continuing Directors); or

  (3) Any of the following occurs:

      (A) a merger or consolidation of the Corporation, other than a merger or consolidation in which the voting securities of the Corporation immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) 60% or more of the combined voting power of the Corporation or surviving entity immediately after the merger or consolidation with another entity;

      (B) a sale, exchange, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Corporation which shall include, without limitation, the sale of assets aggregating more than 50% of the assets of the Corporation on a consolidated basis;

      (C) a liquidation or dissolution of the Corporation;

      (D) a reorganization, reverse stock split, or recapitalization of the Corporation which would result in any of the foregoing; or

      (E) a transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

                                  ARTICLE 17

                   Adjustment upon Changes in Capitalization

     Notwithstanding any other provision of the Plan, the Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding Options, Stock Appreciation Rights, Restricted Shares or Performance Shares as it shall deem appropriate to prevent dilution or enlargement of fights, including adjustments in the event of changes in the number of shares of outstanding Common Stock by reason of stock dividends, extraordinary cash dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like.

                                  ARTICLE 18

                           Amendment and Termination

     The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) materially increase the aggregate number of shares which may be issued under the Plan or (ii) reduce the exercise price of options previously granted under the Plan shall be subject to the approval of the Company's shareholders, except that any such increase or modification that may result from adjustments authorized by Article 16 does not require such approval. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. No suspension, termination, modification or amendment of the Plan may, without the consent of the associate to whom an award shall theretofore have been granted, adversely affect the fights of such associate under such award.

                                  ARTICLE 19

                               Written Agreement

     Each award of Options, Stock Appreciation Rights, Restricted Shares, Performance Shares, Performance Units, Unrestricted Shares and Tax Offset Payments shall be evidenced by a written agreement, executed by the associate and the Company, and containing such restrictions, terms and conditions, if any, as the Committee may require. In the event of any conflict between a written agreement and the Plan, the terms of the Plan shall govern.

                                  ARTICLE 20

                           Miscellaneous Provisions

     Section 20.1. Fair Market Value. For purposes of this Plan, "fair market value" will be determined in accordance with procedures established in good faith by the Committee.

     Section 20.2. Tax Withholding. The Company shall have the right to require associates or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, or to deduct from all payments under this Plan, including Tax Offset Payments, amounts sufficient to satisfy all withholding tax requirements. Whenever payments under the Plan are to be made to an associate in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements. The Committee may, in its discretion, permit an associate to satisfy his or her tax withholding obligation either by
(i) surrendering shares owned by the associate or (ii) having the Company withhold from shares otherwise deliverable to the associate. Shares surrendered or withheld shall be valued at their fair market value as of the date on which income is required to be recognized for income tax purposes. In the case of an award of Incentive Stock Options, the foregoing fight shall be deemed to be provided to the associate at the time of such award.

     Section 20.3. Compliance with Section 16(b) and Section 162(m). In the case of associates who are or may be subject to Section 16 of the Act, it is the intent of the corporation that the Plan and any award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remainingirreconcilable conflict with such intent, such provision shall be deemed void as applicable to associates who are or may be subject to Section 16 of the Act. If any award hereunder is intended to qualify as performance-based for purposes of Section 162(m) of the Code, the Committee shall not exercise any discretion to increase the payment under such award except to the extent permitted by Section 162(m) and the regulations thereunder.

     Section 20.4. Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and businesses of the Company. In the event of any of the foregoing, the Committee may, at its discretion prior to the consummation of the transaction, cancel, offer to purchase, exchange, adjust or modify any outstanding awards, at such time and in such manner as the Committee deems appropriate and in accordance with applicable law.

     Section 20.5. General Creditor Status. Associates shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any associate or beneficiary or legal representative of such associate. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the fight of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

     Section 20.6. No Right to Employment. Nothing in the Plan or in any written agreement entered into pursuant to Article 18, nor the grant of any award, shall confer upon any associate any right to continue in the employ of the Company or a subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such written agreement or interfere with or limit the right of the Company or a subsidiary to modify the terms of or terminate such associate's employment at any time.

     Section 20.7. Notices. Notices required or permitted to be made under the Plan shall be sufficiently made if sent by registered or certified mail addressed (a) to the associate at the associate's address set forth in the books and records of the Company or its subsidiaries, or (b) to the Company or the Committee at the principal office of the Company.

     Section 20.8. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     Section 20.9. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

     Section 20.10. Term of Plan. Unless earlier terminated pursuant to Article 18 hereof, the Plan shall terminate on the tenth anniversary of the Distribution.


IN WITNESS WHEREOF, the Company has caused this Second Amended and Restated 1999 Stock Option and Performance Incentive Plan to be executed by its duly authorized officer this 22nd day of May, 2001.

                                      TOO, INC.

                                      By: /S/ Kent A. Kleeberger
                                          ------------------------
                                      Name:  Kent A. Kleeberger
                                      Title: Executive Vice President - Chief
                                             Financial Officer,
                                             Logistics and Systems
                                             Secretary and Treasurer